UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):	April 28, 2016

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
New York	0-18539	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY		14075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(716) 926-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2016 Annual Meeting, David J. Nasca,  David R. Pfalzgraf, Jr., Thomas H. Waring, Jr., and Lee C. Wortham were elected as directors for a term of three years.  The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.  Also, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2016 was ratified.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2016 Annual Meeting:

Proposal I:

Election of Directors

David J. Nasca

FOR: 2,638,637

WITHHELD: 99,989

BROKER NON-VOTES: 650,627

David R. Pfalzgraf, Jr.

FOR: 2,354,439

WITHHELD: 384,187

BROKER NON-VOTES: 650,627

Thomas H. Waring, Jr.

FOR: 2,631,378

WITHHELD: 107,248

BROKER NON-VOTES: 650,627

Lee C. Wortham

FOR: 2,641,663

WITHHELD: 96,963

BROKER NON-VOTES: 650,627

Proposal II:

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 2,499,866

AGAINST: 179,462

ABSTAIN: 59,299

BROKER NON-VOTES: 650,627

Proposal III:

Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2016:

FOR: 3,318,758

AGAINST: 16,907

ABSTAIN: 53,588

The following directors also continued their terms in office following the 2016 Annual Meeting:

James E. Biddle, Jr.

Marsha S. Henderson

Robert G. Miller, Jr.

John R. O’Brien

Michael J. Rogers

Nora B. Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

May 2, 2016	Evans Bancorp, Inc.
By: /s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer